United Realty Trust Incorporated 10-Q
Exhibit 32

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.

The undersigned, who are the Chief Executive Officer and Chief Accounting Officer of United Realty Trust Incorporated (the “Company”), each hereby certify as follows:

The quarterly report on Form 10-Q of the Company which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 30th day of April 2014
/s/ Jacob Frydman
Jacob Frydman
Chief Executive Officer, Secretary and Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Joseph LoParrino
Joseph LoParrino
Chief Accounting Officer
(Principal Financial Officer)